EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated Medefile 2008 Incentive Stock Plan and Medefile 2009 Incentive Stock Plan, of our report dated April 15, 2009, with respect to our audit of the financial statements of Medefile International, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

By:	/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
Las Vegas, Nevada
July 28, 2009